SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-I-STAT CORPORATION

                    GABELLI SECURITIES, INC.
                                 1/28/04            9,500-           15.3500
                         GABELLI ASSOCIATES LTD
                                 1/28/04          263,620-           15.3500
                                 1/28/04            5,000            15.3350
                                 1/15/04            1,500            15.3000
                                 1/14/04            1,400            15.2900
                         GAF II
                                 1/28/04           12,000-           15.3500
                         GABELLI ASSOCIATES FUND
                                 1/28/04          282,836-           15.3500
                                 1/28/04            5,000            15.3350
                                 1/26/04            2,290            15.3100
                                 1/15/04            1,520            15.2900
                                 1/15/04            1,500            15.3000
                    GAMCO INVESTORS, INC.
                                 1/28/04          100,260-           15.3500
                    MJG ASSOCIATES, INC.
                         GABELLI FUND, LDC
                                 1/28/04            3,000-           15.3500

                    GABELLI ADVISERS, INC.
                                 1/28/04          107,900-           15.3500
                    GABELLI FUNDS, LLC.
                         GABELLI CONVERTIBLE FUND
                                 1/28/04           10,000-           15.3500
                         GABELLI ABC FUND
                                 1/28/04          400,000-           15.3500


(1)	THE DISPOSITIONS MADE ON 1/28/04 WERE IN CONNECTION WITH THE TENDER
OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D.
ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.